Exhibit 10.16

SunCoast Holdings, Inc,. Brandywine Insurance Holding, Inc.	Brooke Credit Corporation	EXTENSION OF SECURITY
and Patriot Risk Services, Inc.	10950 Grandview Dr., Ste. #600	AGREEMENT DATED:
401 East Las Olas Blvd., Suite 1540	Overland Park, KS 66210	03.30.2006
Ft. Lauderdale, FL 33301

DEBTOR’S NAME AND ADDRESS	SECURED PARTY’S NAME AND ADDRESS
     For value received, the Debtor hereby grants the Secured Party a security interest in the following additional collateral:
All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Commercial Loan Agreement and Addendum thereto entered into between Debtors and Secured Party on the date hereof.
As used in this Agreement, the term “Debtor” shall collectively and jointly refer to SunCoast Holdings, Inc. (“SH”), Brandywine Insurance Holdings, Inc. (“BIH”) and Patriot Risk Services, Inc. (“PRS”) and their respective successors and assigns and all obligations under this Agreement shall be the joint and several obligations of each such entity.
As used in this Agreement, the term “Collateral” means As used in this Agreement, the term “Collateral” means all of Borrower’s respective right, title and interest in, to and under all property and assets granted as collateral security for the Loan, whether real intangible or tangible personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, Chattel mortgage, collateral Chattel mortgage, Chattel trust, tractor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. Collateral shall also include, but not be limited to all of Borrower’s respective right, title and interest in, to and under the following, whether now owned or at any time hereafter acquired:
(a) All of Borrower’s personal property, whether tangible or intangible, and all of Borrower’s interest in property and fixtures, now owned or existing or hereafter acquired and wherever located, including without limitation, the following: (i) all furniture, inventory, machinery, vehicles, equipment, goods and supplies; (ii) all accounts, including without limitation, the Borrower’s Depository Account; (iii) all instruments, documents (including, without limitation, the customer files), policies and certificates of insurance, securities, negotiable instruments, money, Chattel paper, investment property, deposits, warehouse receipts and things in action; (iv) all general intangibles and rights to payment or proceeds of any kind, including without limitation, rights to insurance premiums, rights to insurance and reinsurance proceeds, dividends, distribution, proceeds and letter of credit proceeds; (v) all documents and contract rights and interests of any kind, including without limitation, the rights and interests set forth in any agency/producer agreement and insurance policy, and the rights and interests set forth in all Material Agency Agreements and in all Managing Agreements with any Insurance Entity; (vi) all intellectual property rights and similar assets, including without limitation trademark rights, service mark rights, rights to licenses and rights to names, customer lists, trade secrets, goodwill, trade names, permits and franchises, payment intangibles, computer programs, etc.; (b) All of SH’s right, title and interest in BIH and Patriot Risk Management, Inc., a Delaware corporation (“PRM”) whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to SH in its capacity as the sole stockholder of BIH and PRM; (c) All of BIH’s right, title and interest in GIC whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to BIH in its capacity as the sole stockholder of GIC; (d) All telephone numbers, rights to the lease of office space, post office boxes or other mailing addresses, rights to trademarks and use of trade names, rights to software licenses, and rents received by Borrower for the lease of office space; (e) All deposit accounts, disbursement accounts, accounts receivable, commission receivables, economic interest of Borrower, all Chattel paper, contract rights, instruments, documents, general intangibles, inventory and goods in process of Borrower, whether now in existence or owned or hereafter coming into existence or acquired, wherever located, and all returned goods, and repossessions and replacements thereof; (f) All commissions, policy fees, service fees, underwriting fees, claims fees, administrative and processing fees, fronting fees, risk management and loss/cost control fees, investment income, management fees (including without limitation, case and captive management fees), premium finance revenues, reinsurance brokerage commissions and all other revenue (collectively, “Revenue”) payable to Borrower and any assignment thereof; (g) All “MGA Operations” being defined hereunder as Borrower’s policy administration agreements, related service fees, and any agency, producer, broker, and managing general agency agreements or similar such contracts (collectively, “Managing Agreements”) with any insurance company, reinsurance company, managing general agency, broker or other insurance supplier (collectively, “Insurance Entities”), the policies Borrower has written or placed pursuant to such agreements, the right to commissions and policy fees (new, renewal, additional or other) for any of the foregoing, and Borrower’s customer list and policy information for said customers, and with respect to all of the foregoing, whether now owned by Borrower or at any time hereafter acquired; (h) Any property, tangible or intangible, in which Borrower grants Lendor a security interest in any other Loan Document; (i) All “Premium Finance Operations” being defined hereunder as Borrower’s or their affiliates’ existing or future premium finance business, all tangible and intangible property associated therewith, and all Revenue (less amounts due Insurance Entities) derived directly or indirectly therefrom; and (j) All additions, attachments, parts, repairs, accessories, accession, replacement and substitutions to or for any of the foregoing and any proceeds and products of the above-described property.
SEE PAGE 2 OF EXTENSION TO SECURITY AGREEMENT FOR ADDITIONAL TERMS.
     By signing below, Debtor acknowledges that this document describes additional collateral which is subject to all terms and conditions of the security Agreement referred to above.

Authorized Signature(s) of Secured Party - sign below only if filling this document.
SunCoast Holdings, Inc., Brandywine Insurance Holdings, Inc. and Patriot Risk Services, Inc.

	Debtor	/s/ Steven M. Mariano

		Steven M. Mariano, CEO & President of SunCoast Holdings, Inc.	(TITLE)

	Debtor	/s/ Steven M. Mariano

		Steven M. Mariano, CEO & President of Brandywine Insurance Holdings, Inc.	(TITLE)

	Debtor	/s/ Steven M. Mariano

		Steven M. Mariano, CEO & President of Patriot Risk Services, Inc.	(TITLE)

1984, 1990 Bankers Systems, Inc., St. Cloud, MN 60301 (1-800-397-2341)Form SA-E 3/7/90	(page 1 of 1)

     For value received the Debtor hereby acknowledges and agrees that the Lender, without liability to Debtor, may take actual possession of the Collateral without the necessity of commencing legal action and that actual possession is deemed to occur when Lender or its agent notifies Debtor of default, Debtor fails to cure such default within the time allowed hereunder, and demands that the Collateral be transferred and paid directly to the Lender. Debtor agrees that, upon Debtor’s default and failure to cure default within the time allowed hereunder, Lender may without liability to Debtor, transfer any of the Collateral or evidence thereof into its own name or that of its designee and/or demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon its collateral in its own name, its designee’s name or in the name of Debtor. Lender, without appointing a receiver, shall be entitled, but is not required, to take possession and control of the Collateral and collect the rents, issues, and profits thereof. However, Lender shall be entitled, but is not required to have a receiver appointed by a court of competent jurisdiction to take possession and control of the Collateral and collect the rents, issues and profits thereof. In the event a receiver is appointed the amount so collected by the receiver shall be applied under the direction of the court to the payment of any judgment rendered or amount found due under the loan documents. However, under no circumstances whatsoever shall the appointment of the receiver be considered to create a control of Debtor’s business by Lender and at all times the receiver shall be an agent apart from Lender and responsible only to the appointing court. Debtor shall cooperate fully with Lender or a receiver and promptly endorse, set over, transfer and deliver to Lender or a receiver any Collateral in Debtor’s possession or held by a third party. Debtor expressly agrees and acknowledges Lender’s or a receiver’s right to Collateral, right to possession of Collateral and right to operate Debtor’s business without the necessity of commencing legal action and without Debtor’s further action or authorization.
Page 2 to Extension of Security Agreement